Exhibit 23.0

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-72140, 333-102670, and 333-101508 on Form S-8 of First Federal Bancshares Inc. of our report, dated February 6, 2004 appearing in this annual report on Form 10-K of First Federal Bancshares, Inc. for the year ended December 31, 2003.

/s/   Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Oak Brook, Illinois
March 26, 2004